EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation of our report dated February 15, 2002 with respect to the consolidated financial statements of HBOA Holdings, Inc. for the fiscal year ended December 31, 2001 included in this Annual Report on Form 10-KSB/A into the Company's previously filed Registration Statement on Form S-8 filed on December 21, 2000 (Registration No. 333-52424) and the Company's Post-Effective No. 1 to its Registration Statement on Form S-8 filed on December 14, 2000 (Registration No. 333-50076).

/s/ Sewell & Company, PA
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Hollywood, Florida
April 29, 2003